BYLAWS

OF

ECOSPIRE GLOBAL INC.

a California corporation

(Entity No. B20260245263)

Adopted effective May 24, 2026

ARTICLE 1 -- OFFICES

1.1	Principal Executive Office. The principal executive office of Ecospire Global Inc. (the "Corporation") is located at 1968 S. Coast Hwy, #2854, Laguna Beach, California 92651. The Board of Directors (the "Board") may change the location of the principal executive office from time to time, and any such change shall not constitute an amendment of these Bylaws.
1.2	Other Offices. The Board may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.
1.3	Agent for Service of Process. The Corporation shall continuously maintain in the State of California an agent for service of process as required by Section 1502 of the California General Corporation Law (the "CGCL"). As of the adoption of these Bylaws, the agent for service of process is Jiang Jing, 1968 South Coast Highway, #2854, Laguna Beach, California 92651.

ARTICLE 2 -- SHAREHOLDERS

2.1	Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board. In the absence of a designation, shareholders' meetings shall be held at the principal executive office of the Corporation. Subject to Section 2.13, a meeting may be conducted, in whole or in part, by electronic transmission or electronic video screen communication.
2.2	Annual Meeting. An annual meeting of shareholders shall be held on such date and at such time as the Board may designate. At the annual meeting, directors shall be elected and any other proper business may be transacted. If the Corporation fails to hold an annual meeting for a period of sixty (60) days after the date designated therefor, or, if no date has been designated, for a period of fifteen (15) months after the organization of the Corporation or after its last annual meeting, the superior court of the proper county may summarily order a meeting to be held upon the application of any shareholder, as provided in Section 600(c) of the CGCL.
2.3	Special Meetings. A special meeting of shareholders may be called at any time by the Board, the Chairman of the Board, the President or Chief Executive Officer, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. A request for a special meeting by a shareholder shall be delivered in the manner, and shall be acted upon within the time, prescribed by Section 600(d) of the CGCL.
2.4	Notice of Meetings. Written notice of each annual or special meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of an annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the shareholders. The notice shall also state the matters specified in Section 601(a) of the CGCL, including the names of nominees intended at the time of the notice to be presented by the Board for election.
2.5	Manner of Giving Notice; Affidavit. Notice of a shareholders' meeting shall be given personally, by first-class mail, by electronic transmission by the Corporation in accordance with Section 20 of the CGCL, or by other written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for purposes of notice. Notice shall be deemed given at the time it is delivered personally, deposited in the mail, or sent by other means of written communication. An affidavit of mailing or other authorized transmission executed by the Secretary, Assistant Secretary or transfer agent of the Corporation shall be prima facie evidence of the giving of the notice.
2.6	Quorum. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
2.7	Adjourned Meeting; Notice. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at that meeting. When a meeting is adjourned for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.
2.8	Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with Section 2.10. Except as otherwise provided in the Articles of Incorporation or required by law, each outstanding share is entitled to one (1) vote on each matter submitted to a vote of shareholders. Voting may be by voice vote or by ballot, except that any election of directors must be by ballot if demanded by any shareholder before the voting begins. Except as provided in Section 2.9 with respect to the election of directors, and except as otherwise required by the CGCL, the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders.
2.9	Election of Directors; Cumulative Voting. At each election of directors, every shareholder entitled to vote may cumulate that shareholder's votes in the manner provided by Section 708 of the CGCL, provided that the candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the commencement of voting, of that shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, are elected. Votes against a director and votes withheld shall have no legal effect. This Section 2.9 shall cease to apply if and for so long as the Corporation is a "listed corporation" within the meaning of Section 301.5 of the CGCL and has eliminated cumulative voting in the manner permitted by that section.
2.10	Record Date. For purposes of determining the shareholders entitled to notice of or to vote at any meeting, to give consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution, or to exercise any right in respect of any other lawful action, the Board may fix in advance a record date that is not more than sixty (60) days nor less than ten (10) days before the date of the meeting, and not more than sixty (60) days before any other action. If no record date is fixed, the record date shall be determined in accordance with Section 701(b) of the CGCL.
2.11	Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to those shares. A proxy shall be in writing, or transmitted by electronic transmission consistent with Sections 20 and 178 of the CGCL, and shall be executed by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy remains in full force until revoked by the person executing it in the manner permitted by Section 705 of the CGCL, provided that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.
2.12	Action Without a Meeting. Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors, except that a vacancy on the Board not created by removal may be filled by the written consent of a majority of the outstanding shares entitled to vote. Notice of any shareholder approval obtained without a meeting shall be given as required by Section 603(b) of the CGCL.
2.13	Participation by Electronic Means. Shareholders not physically present at a meeting may participate in the meeting, and shall be deemed present in person and may vote at the meeting, by electronic transmission by and to the Corporation or by electronic video screen communication, subject to the conditions and consents required by Section 600(e) of the CGCL.
2.14	Waiver of Notice or Consent. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes. Attendance at a meeting shall constitute a waiver of notice except as provided in Section 601(e) of the CGCL.
2.15	Inspectors of Election. Before any meeting of shareholders, the Board may appoint one (1) or three (3) inspectors of election to act at the meeting. If no inspectors are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors at the meeting. Inspectors shall have the duties prescribed by Section 707 of the CGCL.

ARTICLE 3 -- DIRECTORS

3.1	Powers. Subject to the provisions of the CGCL and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
3.2	Number of Directors. The authorized number of directors of the Corporation shall be one (1) until changed by an amendment of the Articles of Incorporation or by a bylaw amending this Section 3.2 duly adopted by the shareholders. A bylaw or amendment of the Articles of Incorporation reducing the authorized number of directors to a number less than five (5) may not be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. Any change from a fixed number of directors to a variable number, or from a variable number to a fixed number, shall require approval of the outstanding shares as provided in Section 212(a) of the CGCL.
3.3	Election and Term of Office. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.
3.4	Vacancies. A vacancy on the Board shall be deemed to exist in the circumstances described in Section 305 of the CGCL, including where an incumbent director dies, resigns or is removed, where the authorized number of directors is increased, or where the shareholders fail to elect the full authorized number of directors. Except for a vacancy created by the removal of a director, vacancies may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the Board.
3.5	Removal. Any or all of the directors may be removed without cause if the removal is approved by the outstanding shares, subject to the limitations of Section 303(a)(1) of the CGCL relating to cumulative voting. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.
3.6	Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later effective time. Unless the Corporation has only one director, no director may resign if the Corporation would then be left without a duly elected director in charge of its affairs, except upon notice to the California Attorney General in the circumstances described in Section 305(d) of the CGCL.
3.7	Place and Manner of Meetings. Regular and special meetings of the Board may be held at any place within or outside the State of California that has been designated by the Board or, in the absence of a designation, at the principal executive office of the Corporation. Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment, subject to the conditions of Section 307(a)(6) of the CGCL, and such participation shall constitute presence in person at that meeting.
3.8	Regular Meetings. Regular meetings of the Board may be held without notice at such times as the Board may fix from time to time.
3.9	Special Meetings; Notice. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors. Notice of the time and place of special meetings shall be delivered personally, by telephone (including a voice messaging system), by electronic transmission, or by first-class mail. Notice sent by first-class mail shall be deposited in the mail at least four (4) days before the time of the meeting; notice given personally, by telephone or by electronic transmission shall be delivered at least forty-eight (48) hours before the time of the meeting. The notice need not specify the purpose of the meeting.
3.10	Quorum; Action. A majority of the authorized number of directors constitutes a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to Sections 310 and 317(e) of the CGCL. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. For so long as the authorized number of directors is one (1), that director shall constitute a quorum and shall act by written resolution or consent.
3.11	Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing or by electronic transmission to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board, and shall be filed with the minutes of the proceedings of the Board.
3.12	Adjournment; Notice. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice shall be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
3.13	Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice prior thereto or at its commencement.
3.14	Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation for those services.
3.15	Committees. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. Any such committee shall have all the authority of the Board except with respect to the matters reserved to the Board by Section 311 of the CGCL.
3.16	Standard of Care. Each director shall perform the duties of a director in good faith, in a manner that director believes to be in the best interests of the Corporation and its shareholders, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances, in accordance with Section 309 of the CGCL.
3.17	Interested Director Transactions. No contract or other transaction between the Corporation and any of its directors, or between the Corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, is void or voidable because such director or directors are present at the meeting of the Board or a committee thereof that authorizes, approves or ratifies the contract or transaction, if the requirements of Section 310 of the CGCL are satisfied.

ARTICLE 4 -- OFFICERS

4.1	Officers. The officers of the Corporation shall be a President or Chief Executive Officer, a Secretary and a Chief Financial Officer (who may also be designated Treasurer). The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with Section 4.3. Any number of offices may be held by the same person.
4.2	Election of Officers. The officers of the Corporation, except those appointed in accordance with Section 4.3, shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights of any officer under any contract of employment.
4.3	Subordinate Officers. The Board may appoint, and may empower the President or Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.
4.4	Removal and Resignation. Subject to the rights of any officer under any contract of employment, any officer may be removed, with or without cause, by the Board at any regular or special meeting, or, except in the case of an officer chosen by the Board, by any officer upon whom the power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Corporation, without prejudice to the rights of the Corporation under any contract to which the officer is a party.
4.5	Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.
4.6	Chief Executive Officer. Subject to such supervisory powers as may be given by the Board to the Chairman of the Board, the Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation, and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation.
4.7	Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation, a book of minutes of all meetings and actions of the shareholders, the Board and committees of the Board, and shall keep, or cause to be kept, a share register or a duplicate share register showing the information required by Section 1500 of the CGCL. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required by these Bylaws or by law.
4.8	Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board, and shall render to the Chief Executive Officer and the Board, upon request, an account of all transactions and of the financial condition of the Corporation.

ARTICLE 5 -- INDEMNIFICATION

5.1	Indemnification of Agents. The Corporation shall, to the maximum extent permitted by Section 317 of the CGCL and other applicable provisions of the CGCL, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Article 5, "agent," "proceeding" and "expenses" have the meanings given to those terms in Section 317(a) of the CGCL.
5.2	Advancement of Expenses. Expenses incurred by an agent in defending any proceeding may be advanced by the Corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it is ultimately determined that the agent is not entitled to be indemnified, as authorized by Section 317(f) of the CGCL.
5.3	Limitations. No indemnification or advance shall be made under this Article 5, except as provided in Section 317(d) or Section 317(e)(3) of the CGCL, in any circumstance where it appears (a) that the indemnification or advance would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits or otherwise limits indemnification, or (b) that the indemnification would be inconsistent with any condition expressly imposed by a court in approving a settlement. Nothing in this Article 5 shall authorize indemnification in respect of any matter for which indemnification is prohibited by Section 317(b), 317(c) or 204(a)(10) of the CGCL.
5.4	Insurance. The Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against that liability under this Article 5, subject to the limitations of Section 317(i) of the CGCL.
5.5	Non-Exclusivity; Survival. The rights conferred by this Article 5 shall not be exclusive of any other rights to which an agent may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, to the extent permitted by Section 317(g) of the CGCL, and shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of that person.
5.6	Securities Act Limitation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ARTICLE 6 -- SHARES AND SHARE CERTIFICATES

6.1	Certificates for Shares. The Corporation may issue shares in certificated or uncertificated form. Certificates for shares, if issued, shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Chief Financial Officer, the Secretary or an Assistant Secretary, and shall state the matters required by Sections 416 and 417 of the CGCL. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner a written statement of the information required by Section 416(c) of the CGCL.
6.2	Transfer Agent and Registrar. The Board may appoint one or more transfer agents or transfer clerks and one or more registrars. Until such an appointment is made, the Secretary shall maintain the share register of the Corporation and shall record all issuances and transfers of shares. As of the adoption of these Bylaws, the Corporation has not engaged a transfer agent or registrar.
6.3	Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation only upon surrender of the certificate representing such shares duly endorsed or accompanied by a duly executed instrument of transfer, or, in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner, and in each case upon compliance with any applicable restrictions on transfer, with the Securities Act and applicable state securities laws, and with such reasonable evidence of authority and of compliance as the Corporation may require.
6.4	Restrictive Legends. Any shares of the Corporation that constitute "restricted securities" within the meaning of Rule 144 under the Securities Act, and any shares subject to contractual or other restrictions on transfer, shall bear such restrictive legends, or shall be subject to such stop transfer instructions and notations in the share register, as the Corporation determines to be appropriate. Shares sold in a transaction qualified under Regulation A that are not restricted securities shall not be required to bear a restrictive legend under this Section 6.4.
6.5	Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate alleged to have been lost, stolen or destroyed, upon receipt of an affidavit of that fact and, in the discretion of the Board, upon delivery of a bond or other adequate security sufficient to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction.
6.6	Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of the State of California.

ARTICLE 7 -- RECORDS AND REPORTS

7.1	Maintenance of Records. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar if one is appointed, a record of its shareholders showing the names and addresses of all shareholders and the number and class of shares held by each. The Corporation shall also keep adequate and correct books and records of account and minutes of the proceedings of its shareholders, Board and committees of the Board, as required by Section 1500 of the CGCL.
7.2	Inspection Rights. The share register, accounting books and records, and minutes of proceedings of the shareholders, the Board and committees of the Board shall be open to inspection by shareholders and directors to the extent, and subject to the conditions, provided in Sections 1600 through 1602 of the CGCL.
7.3	Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the CGCL is expressly waived for so long as the Corporation has fewer than one hundred (100) holders of record of its shares, as permitted by Section 1501(a)(1) of the CGCL. At any time when the Corporation has one hundred (100) or more holders of record, an annual report complying with Section 1501 shall be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year. Nothing in this Section 7.3 limits the obligation of the Corporation to furnish the financial statements required by Section 1501(c) of the CGCL upon a qualifying shareholder request.
7.4	Reports Under Regulation A. For so long as the Corporation is required to file ongoing reports pursuant to Rule 257(b) of Regulation A under the Securities Act, the Corporation shall file with the Securities and Exchange Commission the annual reports on Form 1-K, semiannual reports on Form 1-SA, current reports on Form 1-U and, when applicable, the exit report on Form 1-Z, in each case within the periods prescribed by Rule 257. The officers of the Corporation are authorized and directed to take all action necessary to effect such filings.

ARTICLE 8 -- GENERAL PROVISIONS

8.1	Fiscal Year. The fiscal year of the Corporation shall end on July 31 of each year, unless otherwise fixed by resolution of the Board.
8.2	Execution of Instruments. The Board may authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Unless so authorized, no officer, agent or employee shall have any power to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.
8.3	Checks and Drafts. All checks, drafts and other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as the Board shall determine from time to time.
8.4	Corporate Seal. The Corporation shall not be required to have a corporate seal. If a seal is adopted by the Board, its use shall not be required for the validity of any instrument executed on behalf of the Corporation.
8.5	Representation of Shares of Other Entities. The Chairman of the Board, the President or Chief Executive Officer, or any other person authorized by the Board, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other entity standing in the name of the Corporation.
8.6	Governing Law; Forum. These Bylaws and the internal affairs of the Corporation shall be governed by and construed in accordance with the laws of the State of California. Unless the Corporation consents in writing to the selection of an alternative forum, the state courts located in the State of California (or, if no state court located in the State of California has jurisdiction, the federal district court for the district in which the principal executive office of the Corporation is located) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other agent of the Corporation to the Corporation or its shareholders, (c) any action asserting a claim arising pursuant to any provision of the CGCL, the Articles of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine. This Section 8.6 does not apply to any claim arising under the Securities Act or the Securities Exchange Act of 1934, as amended, or to any other claim for which the federal courts have exclusive jurisdiction, and does not operate as a waiver of compliance with any provision of the federal securities laws or the rules and regulations thereunder.
8.7	Amendment. These Bylaws may be adopted, amended or repealed by the approval of the outstanding shares. Subject to the rights of the shareholders to adopt, amend or repeal bylaws, and except as otherwise provided by the CGCL, these Bylaws may also be adopted, amended or repealed by the Board, other than a bylaw or amendment thereof specifying or changing a fixed number of directors, the maximum or minimum number of directors, or changing from a fixed to a variable board or vice versa, which action may be taken only by approval of the outstanding shares.
8.8	Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the CGCL shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.
8.9	Severability. If any provision of these Bylaws, or its application to any person or circumstance, is held invalid or unenforceable, the remainder of these Bylaws and the application of that provision to other persons or circumstances shall not be affected thereby.

CERTIFICATE OF SECRETARY

The undersigned, being the duly appointed Secretary of Ecospire Global Inc., a California corporation (the "Corporation"), hereby certifies that the foregoing Bylaws, comprising Articles 1 through 8, were duly adopted as the Bylaws of the Corporation by the Board of Directors of the Corporation effective as of May 24, 2026, and that the same have not been amended, modified or rescinded and remain in full force and effect as of the date set forth below.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

/s/ Chiu Koon Tat

Chiu Koon Tat

Secretary

Ecospire Global Inc.

Dated: May 24, 2026